Exhibit 22.  Subsidiaries of the Registrant.


                                                             STATE OF
SUBSIDIARY                                                 INCORPORATION

AERO OIL COMPANY                                            Pennsylvania

BERKSHIRE CONSTRUCTION COMPANY, INC.                        Pennsylvania

DONNA OIL CORP.                                             New York

GASWAY INC.                                                 New York

GETTYMART INC.                                              Delaware

GETTY TERMINALS CORP.                                       New York

KINGSTON OIL SUPPLY CORP.                                   New York

KWIK FARMS, INC.                                            New York

LEEMILT'S FLATBUSH AVENUE, INC.                             New York

LEEMILT'S PETROLEUM, INC.                                   New York

M. S. S. ECONOMY OIL CORP.                                  New York

MR. FOOD, INC.                                              Delaware

PT PETRO CORP.                                              New York

P. T. STATIONS CORP.                                        New York

POWER TEST OF NEW JERSEY, INC.                              New Jersey

POWER TEST PETROLEUM DISTRIBUTORS, INC.                     New York

RECO PETROLEUM, INC.                                        Pennsylvania

SLATTERY GROUP INC.*                                        New Jersey
  ENERGY RESOURCE & RECOVERY CORPORATION                    New York
    GT GROUP, INC.                                          New York
    HSCO GROUP, INC.                                        New York

UNION ROUTE 22 CORP.                                        New Jersey

*97% owned by Getty Petroleum Corp.